UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 08/29/2007
MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-31719

DELAWARE (State or other jurisdiction of incorporation)	134204626 (IRS Employer Identification No.)
One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)
562 435 3666
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signature(s)
EXHIBIT 10.1

Information to be included in the report
Item 1.01. Entry into a Material Definitive Agreement
     Effective as of and retroactive to July 1, 2007, Molina Healthcare of New Mexico, Inc., a subsidiary of Molina Healthcare, Inc., has entered into Amendment No. 2 to the Salud! Medicaid Managed Care Services Contract with the New Mexico Human Services Department.
     The original Salud! Medicaid Managed Care Contract has a stated term of July 1, 2005 through June 30, 2009. In order to implement the annual state funding of the Salud! contract, the Amendment No. 2 and associated rate sheet (which was received from the state on August 29, 2007) establishes the contract’s rate terms through June 30, 2008, increases the blended rate under the contract as compared to the previous state fiscal year by approximately 5.0%, and revises certain requirements regarding the minimum amount of premium revenues under the contract that must be expended on defined medical care costs. As of June 30, 2007, there were approximately 60,000 Medicaid members covered under the Salud! contract, and revenues under the contract represented approximately 9.5% of the total premium revenues of Molina Healthcare, Inc. through the first six months of its 2007 fiscal year. A copy of the Amendment No. 2 is attached hereto as Exhibit 10.1. The foregoing summary of the terms of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 2.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
EX. 10.1 - Amendment No. 2 to the Salud! Medicaid Managed Care Services Contract.*

*	Confidential treatment has been requested for certain rate information in this Exhibit pursuant to Exchange Act Rule 24b-2.
Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: August 31, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel